EXHIBIT 99.1

Tonix Pharmaceuticals Announces Registered Direct Offering of $7.8 Million

New York, NY – July 11, 2014 – Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP), a clinical-stage pharmaceutical company focused on common disorders of the central nervous system, today announced it has agreed to sell 657,000 shares of common stock in a registered direct offering at a price of $11.90 per share for aggregate gross proceeds of approximately $7.8 million, before deduction of placement agent fees and offering expenses payable by the Company. The closing of the offering is expected to take place on or about July 16, 2014, subject to the satisfaction of customary closing conditions. The shares are being purchased by new and existing institutional investors.

Roth Capital Partners acted as the exclusive placement agent for the offering.

Tonix expects to use the net proceeds of the offering to support the continued development of TNX-102 SL for the treatment of fibromyalgia, to initiate clinical trials of TNX-102 SL for the treatment of post-traumatic stress disorder, to initiate clinical trials of TNX-201 for episodic tension-type headache, and further develop our other pipeline programs, and for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated

The securities described above are being offered by Tonix pursuant to a shelf registration statement (File No. 333-192541) previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement, when filed with the SEC, and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About Tonix Pharmaceuticals Holding Corp.

Tonix develops first-in-class medicines for common disorders of the central nervous system. Fibromyalgia, post-traumatic stress disorder (PTSD), and episodic tension-type headache are characterized by inadequate treatment options, dissatisfaction among patients and physicians, and significant economic impact. Tonix is currently conducting the first anticipated pivotal trial of TNX-102 SL in fibromyalgia, the BESTFIT trial (BEdtime Sublingual TNX-102 SL as Fibromyalgia Intervention Therapy). Tonix expects to begin a Phase 2 trial of TNX-102 SL in PTSD in the fourth quarter of 2014. Tonix designed TNX-102 SL to decrease pain in fibromyalgia and in PTSD by improving sleep quality. Tonix's second clinical stage investigational new drug, TNX-201, is in development for episodic tension-type headache, and Tonix expects to begin clinical studies of TNX-201 in the fourth quarter of 2014. To learn more, please visit www.tonixpharma.com.

Safe Harbor / Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimate" and "intend," among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our potential need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the prospectus supplement relating to the offering described above, the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2014 and future periodic reports filed by the Company with the Securities and Exchange Commission. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contact:

Tonix Pharmaceuticals Holding Corp.

Leland Gershell

Chief Financial Officer

(212) 980-9155 x104

leland.gershell@tonixpharma.com

Public Relations:

Dian Griesel Int'l.

Susan Forman/Laura Radocaj

(212) 825-3210

sforman@dgicomm.com
lradocaj@dgicomm.com